Transcript of
Next 1 Interactive, Inc.
NXOI Shareholder Update
August 8, 2011

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Participants

William Kerby, Chairman and CEO, Next One Interactive Inc.
Steve Marques, CEO, RealBiz Media

Presentation

Moderator
Greetings, and welcome to the Next One Interactive Shareholder Update Conference call. At this time, all participants are in a listen-only mode. As a reminder, this conference is being recorded.

It is now my pleasure to introduce your host Bill Kerby, Chairman and CEO for Next One Interactive. Thank you, Mr. Kerby, you may begin.

William Kerby, Chairman and CEO, Next One Interactive Inc.
Thank you Melissa, and good morning to our shareholders and to our brokers. First of all, I want to thank you for joining us on what's, kind of, a tumultuous day in the marketplace. It's too bad that S&P decided to pick today to do the downgrade. But out of that there are some bright spots. A lot of what we're trying to do in terms of going forward actually levers off of the fact that the real estate market and the economy is down, and sometimes when you're down the greatest opportunities arise out of those.

I also want to let you know who will be participating with me on the call or listening today include our Director, Pat LaVecchia; our Director, Warren Kettlewell; our CFO, Adam Friedman and one of our former directors and longtime associate and friend Mark Wilton. Today, what I want to do is I want to move the call along fairly quickly because of the fact there's a lot of exciting news and things that I want to go through, and make sure that the people understand the background of what it is we're trying to accomplish. But I also want to be cognizant of the fact that the markets are in difficult space today and time is at a premium.

So, first and foremost, I wanted to remind all of you that the goal of Next One Interactive was to create a company that could deliver unique product and video in the travel and real estate platforms. And by platforms I'm referring to on television, on video, on demand, on broadband mobile and Internet programs. And with that, as we see the market evolving, we now start to see that what's happening is consumers are reaching the point where they're watching their favorite shows and pulling information off of smart devices, phones, iPads, those kinds of things. And again, we're cognizant of the fact that we have to be able to deliver on multiple devices and allow the consumer to transact on multiple devices.

In order to be able to do this, one of the first things we had to do was to come in and reevaluate our business model. And with the economy being the way that it was, we had to make a number of hard cuts to our business, as we previously announced in

our letter to our shareholders. We've cut our operating costs in the company from about $1.3 million to around $200,000, and we started to focus our efforts almost primarily on travel, Video on Demand applications, and more importantly real estate Video on Demand platforms. And to that end, we're going to have Steve Marques, who is our partner in the real estate side with RealBiz talk specifically about the opportunities in about five minutes.

In terms of the travel Video on Demand solutions and where we're trying to go with it, I wanted to just give you a quick overview of initiatives that have been taken in the last two months and where we've tried to develop our programs and move them to. First and foremost, we started a program which we call the R&R Travel Advantage Program. And this came out of a number of, what you would refer to as, barter or advertising campaigns that our company did through VOD platforms and through our network platforms for exchanging travel for advertising time.

That led to the opportunity of us being able to create an advantage program that would allow our consumers to come in and purchase discounted travel products and save significantly. And in travel, they usually say the rules are price, price and price. And in the initial programs we've done with the Travel Advantage Program we have products and product offerings such as resorts like Wyndham Resorts and hotels where you can actually go in and take advantage of up to 9,000 hotel and resort vacation stays. And we're allowing our shareholders to come in and purchase that for $149. I'd urge you to check it out if you haven't already. A lot of these luxury resorts stays have retail values as high as $2,500.

But our initiative today isn't to be able to sell our shareholders the product; it's to allow us to push forward and start to do our programs with outside groups. We recently announced a deal where crewmembers for yacht, and airline, and cruise lines can come in and take advantage of these incentive programs. And we want to continue to expand that with loyalty membership program and consumer driven programs, and have multiple discussions ongoing right now in order to push that forward.

Of course, to be able to do that we have to continue on with the ability to do travel, Video on Demand solutions, and network Video on Demand solutions. And to that end, what we've done is we've started a program with a major cable company in the United States. It's been up and running now for about 75 days and we're starting to display travel Video on Demand solutions with calls to action. And while the program is at its infancy, we are making a number of changes and we've been able to see the growth take place dramatically in terms of the viewership is starting to come in to watch these programs.

Where this becomes exciting for us is that we really have three potential avenues to be able to draw revenues off of. First, of course, is in advertising revenue from putting the content up. The second is that we can capture live data and we can earn a referral fee as a result of capturing that data. And third, and more interestingly, is because we have our licenses in the travel arena we are entitled to be able to earn travel commissions as a result of any products that get sold from consumers coming in and viewing those travel products.

We think that there's a great future to this because of the fact if you tried to contrast a person going on to the internet and looking to buy a travel product in the middle of the day like today where the markets are crazy, and you contrast that with the person that goes and sits in their home, can put their feet up on the coffee table and go through

Vcall
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Richmond, VA 23236

Phone: 888-301-5399
Fax: 804-327-7554

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www.vcall.com
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Vcall
601 Moorefield Park Dr.
Richmond, VA 23236

Phone: 888-301-5399
Fax: 804-327-7554

info@vcall.com
www.vcall.com
www.investorcalendar.com

and view video at a leisurely pace, you're probably in a better buying frame of mind in the latter case at home then you are in the former case worrying about markets.

In terms of the real estate side, this is where the real excitement for me sits, and we see all kinds of opportunities starting to drive from real estate DOD Programs. We have, of course, gone out and developed in conjunction with our partner RealBiz a unique technology for the real estate agent. And we have leaned upon RealBiz for a number of their real estate relationships, which Steve will talk about. And we have developed the model which we think will have multiple revenue streams coming out of it; not just an advertising model in terms of going forward for the company.

But we're also looking at this as a way of creating new revenue streams in multiple new areas. And so, while we're concentrated in the past on doing VOD real estate solutions with cable operators, because of the convergence that's taking place between all of the various devices we are now pushing to also include into our programs broadband solutions. Broadband being companies that use internet TV as a means of delivering content to you like a Roku, a Rovi, a Google TV, an Apple TV, as well as doing web solutions and mobile solutions.

And to that end, what I'd like to do is I'd like to turn this over to Steve Marques to tell you about the technology that's been developed and how this solution works for real estate agents. With this, Steve and RealBiz, our private company that are our partner, we announced previously a joint venture with RealBiz where we're entitled to 60% of the revenues that come off of any VOD Real Estate Platform programs, and RealBiz earns 40% of the revenues that come off of it. So, if I may, I'd like to introduce Steve Marques, the CEO of RealBiz Media. Steven, can I get you to take over and start to talk about some of the key opportunities and what you're working on?

Steve Marques, CEO, RealBiz Media
Fantastic. Thank you Bill Kerby, and the board and associates with Next One. It's been a great opportunity to work with you for the last several months. I would say that almost a year is coming up, and we have opened up a door to a really exciting opportunity. Let me tell you little bit about RealBiz.

RealBiz was founded in 2005. Basically, on one of those ideas of a paper napkin that said that if you could deliver high-value content to real estate agents in some fashion that would get the buyer/consumer to see a little bit more about the home they're purchasing, and they could do it in a platform that was easy to use, then we would build that program. Because previously to that, IT Media, which was the company that owned us before we had spun up the joint venture, was in a business of putting retail/etail comp consumer related internet products such as the ability to zoom in on apparel and find goods in shoes. If you've ever been to Kenneth Cole, or Nine West, or Polo.com, you zoomed in on a shoe, or you zoomed in on clothing; that would be our technology.

We've expanded that technology into the Jumex Museum, The Vatican Museum, and other key technologies that needed to have the ability to use a product or service over the internet and you got what you saw. You were able to see it better. And so that was our technology which was called the Image Server which was purchased out of a technology called Life Picture in the early 2000s. And so that whole technology allowed us to say, what if we took it to the real estate industry. You're looking for home 2,000 miles away and your company wasn't going to put you on an airplane, what if you could zoom in on the countertops. Or, if you could zoom in on chair and wooden furniture and see the things that you needed to see from the internet which

gave you a better buying look and appeal than it would be if you had to wait to go see the home.

So that technology was formed about 2005/2006. We were purchased by the parent company. We're funded and we went out to business and are currently with third largest virtual tour company in North America expanding over 35,000 key agents in over 15 key associate broker relationships such as Realogy, who is Century 21, ERA, Coldwell Banker, Sotheby's, Better Homes & Gardens. Our friendly folks at Long & Foster, we completely to their entire YouTube listing systems through all the listings at Long & Foster's Crye-Leike, which is a company in the Northeast. Coldwell Banker NRT, which is some of the largest NRTs. I think Coldwell Banker is the elite Realogy brand. We actually have a couple of key – we actually automate their entire tourist system.

Keller Williams, if everybody's been watching Keller Williams they're going to be one of the number one positions in the United States, and they have told us time and time again they'll be number one in 2012. So keep an eye on that. And many other brands, it's not just something we focus on. But we're key elite vendors for them. We participate in programs. We are one of only two usually in that category of partnerships, and we supply them with automated virtual tours, YouTube tours, media, social media all on their main platform.

But that really doesn't make a difference unless you have a way to get data. You actually have to get the data to create an automatic program which allows you to take those types of tours and that type of information and automate them for the agents. Because agents, as a whole, don't actually do a whole lot of work when it comes to technology. They count on their partners to do it. So we've teamed up with over 36 MLSs in the United States, soon to expand that to over 100, to develop a database of over 200,000 agents into the system that can potentially sign onto our system, grab their information and create a virtual tour, a media tour, a YouTube tour within seconds. And in many of these cases we've automated it, so the next morning they wake up, they automatically create the tour.

Now why is that important to the Next One relationship and the VOD? Because again, unless you have automated content, unless you create the media, the agents and brokers will not do it for themselves. And so to offer a VOD listing, a Video on Demand listing in your local neighborhood but not have the automated tour already means that you will not, basically, finish the transaction, or you have to find ways to finish that transaction. So what we've done is created that automatic feed, and we do feed all of these people. The minute they put their listings into the MLS we'll create that video tour and completely publish it to the YouTube, to the internet, and now the VOD.

So we have the key core application that we've developed with, Bill, over the last six to nine months, that automatically creates that virtual tour and that video tour and creates what's called a token. And simply put, the agent can buy these tokens for $35-$50 per month, per city, and we automatically put the listing in their local VOD area called MSO. So quickly put, if you think about it, there is an application already in existence. RealBiz has 35,000 current client base customers and can access 200,000 MLS desktops.

So the mere fact that they can sign on, automatically create the tour, buy the token for $35-$50 per city, with one button have their listing on a local television channel to be able to show their listing and be pretty exclusive. And I'll explain the exclusivity,

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Richmond, VA 23236

Phone: 888-301-5399
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because if you do the math—and I'm going to use an example here; we'll use Miami as an example—there are 89,000 listings in Miami. We're able to effectively put over 1,000 listings on the VOD. That means 1,000 local listings into your local area per month. So if you look at it that way, out of 89,000 listings in Miami, they're effectively 1,000 per area, we will have a pretty tight exclusivity for that agent or broker to promote themselves and their local GO area.

Now if everyone's been following real estate, brokers are closing offices and agents are consolidating out of their home but they're in a GO area meaning a ZIP code area. The VOD brings that kind of exclusivity so you'll be able to see Shelia's listings in Miami-Dade, for example. And for Miami-Dade she'll run for 30 days in her local VOD. She'll be one of only about 20 listings in her price category. So, she'll be very exclusive. And what we found in our trials is that brokers are actually getting pretty excited about the VOD not so much for listing the home, but for creating agent retention and listing opportunities. Because you're one of only 20 in a price category, it is more likely that you'll have people calling into the office to find out how did I get that listing on television and how, more so, can I talk to Susie or I can talk to Phil.

So as you can see, the VOD, as a whole, is pretty exclusive. And it's pretty GO-type meaning that brokers and agents will spend money in their own backyard and will have a little bit of a tougher time trying to buy national footprint advertising. Now why the VOD? Let me give you little bit about why VOD is so important to real estate. One of the Nielsen Ratings just proved that 65% of the age group of 32 years of age to 65 watch TV and Internet at the same time.

Now that key metric is important only when you overlap it with Realtor.com statistics. Realtor.com states that the average house buyer's now at 35 years old, that's a downward trend from about anywhere in the late 40, 50-year-old down to the 35 range. And, as well, secondary homebuyers are 49 years old. Again, another drop in the age group in dynamics of a real estate market. So you combine the internet and television aspect of 65% of those same age groups watching television/internet with the fact that ... those are the buying group and you have a powerful dynamic of who would be watching the VOD.

Some of the key examples that we use in the city, though, is how do you get people to go to the VOD channels to be able to watch them, and that's pretty cool. We've been watching our real estate partners come to bringing us ideas on how to do it. One of them was sign writer. To be able to put a sign writer in a yard that says, "As Seen on Television, Channel 888." Now if you were one of only one or two real estate agents in the entire neighborhood that had a sign that says "As Seen on Television," two things become important. One you're going to get every home seller to actually come see that buyer and find out, "Can I ask who your real estate agent is because how did your house get on television and nobody else could?"

Second of all, for the whole process, it begins to show the seller that you have a unique dynamic, a very unique dynamic that no other real estate agent could bring you that day. You do a presentation and they'll tell you they'll put you on the internet, so will everyone else. We'll put you on a flyer, so will everyone else. We'll put you at a local open house, so will everyone else. But no one can say, or very few can say, "How would you like to be on your local television?" So that whole notoriety, that vanity speak, is very important for the VOD.

The second part is if you're an agent selling the home and you're going to put a yard sign up that says, "As Seen on Television," after the 30 day window expires, would

Vcall
601 Moorefield Park Dr.
Richmond, VA 23236

Phone: 888-301-5399
Fax: 804-327-7554

info@vcall.com
www.vcall.com
www.investorcalendar.com

Vcall
601 Moorefield Park Dr.
Richmond, VA 23236

Phone: 888-301-5399
Fax: 804-327-7554

info@vcall.com
www.vcall.com
www.investorcalendar.com

you be willing to take the sign down and tell the seller it didn't work. No you wouldn't, and in most cases those signs will stay up for 30, 60, 90 for the entire length of the transaction. So you've got a captured audience, you've got a listing opportunity, you've got brokers with agent opportunities, and for $35-$50 a month it is one-third the price of the print.

The other key factor is the VOD MSOs. These are the operators, who have also noted that they need to help us get listings to television. So what they've elected to do is they've elected to go run what's called, i-Guide banners, which is the thing you do when you change the channel. You'll notice the banners at the bottom would say, "Visit your local real estate channel on channel 888." Or if we'd like to brand it they could say, "Keller Williams brings you listing inventories in your areas. Click here."

That is known as RFI and telescoping technology. Telescoping technology takes you from where you are in the i-Guide banner directly to the inventory source on the channel. So, you see, a lot of the eyeballs that would be changing your channels or looking at other linear channels would be able to telescope directly to the opportunity or inventory up on your VOD. So I think coupled with the opportunities that the MSO's, these carriers, coupled with the real estate brokers one in agent retention, the yard signs, we have a really unique opportunity to completely own the United States or North America market in VOD.

So let me take you a little bit about the behind the scenes part because I think it's important that you realize this is not a small network. I can only say at this point, and Bill knows the reason we're in final discussions with a company who is the largest real estate reseller of real estate listings on the internet, coupled with they are owned or partnered with NAR, The National Association of Realtors, to supply us an expanding database of over 4.2 million listings. So if you can imagine that we'd have over 4.5 million listings in the United States on our system, being able to reach out to brokers, agents alike, and to be able to explain to them how we'd go to market in a very quick way of putting your listings on television. So with some of those relationships in tow, you can imagine that our go-to-market strategy is very, very, very short, you'd say. We can get to it right away.

Now let's go back to that example, if you might, Bill and everyone on that 1,000 listings in Miami. If that's true we only have 1,000 listings we can put in Miami and the average listing price is $35, let's say, for Miami and that's monthly. And we open 5 to 10 markets per month and they're over 200 markets into the VOD. If you did your math the cash flow would be immense. A thousand listings in Miami, over 90,000 available. They'll sell very quickly, every month, continuously for 12 months, or for as many years as you'd like to put your listings up there, times over 200 VOD cities. And the map becomes unmanageable. I think my calculator runs out of zeros.

We still have to be cognizant that the real estate market is in a little bit of, what we call, a soggy bottom. We also realize that real estate agents and brokers are looking for unique opportunities to brand. They're looking for unique opportunities to do lead generation. So in that case the internet, although has been around for years, is actually driving up in costs five times greater than their print advertising. And the reason being in order to be notified to about a lead generation you have to have tough search ranking. If you've been a broker these days the money goes from your print. Now you're charging $5,000, $6,000, $7,000 a month for what's called key words or SEO campaigns.

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Phone: 888-301-5399
Fax: 804-327-7554

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www.vcall.com
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So the internet, all of the sudden, becomes not only unaffordable, but if you can listen to the factors you have 6.5 million total listings throughout North America and Canada, 4.2 in the United States, and the internet is a cloud. So if you wanted to search for a home in Miami, you're lucky to get the listing, let alone the agent. The VOD brings you instant credibility. Not only do you see the name of the agent with the telephone number on there, but you have what's called RFI technology, Request For Information. You click a button, not only will we go out and get the information from the local COX or Time Warner operator, but that information will be name, telephone number, address and entire email address for the client. And that's called a hot lead. And it is said that an agent could pay up to $65 per hot lead if they got all of the information in tow, and that's exactly what we do for them.

So there are two areas. We have the vanity play. We have the listing play. We have the agent retention play, and now we have the lead generation play. No matter how we touch the VOD, in effect, there is great, great market opportunity and financial opportunity right in your local back yard. With 200 markets to service throughout the United States that's why we see our partnership with Next One growing because we can take these listing today. We have the technology today and we're ready to ship the application today and ship this to all of these key markets as we grow.

So I hope I've painted a little bit of a picture that tells you that the opportunity is today. It's unique. It's direct. Part of the internet convergence, televisions are being connected to internet, and this is nothing but a growth category for real estate. And the largest supplier of real estate listings in the United States wouldn't partner with us if they didn't see that this convergence is key and fundamental to their growth. We'll be making those announcements in the next two weeks.

So with that, I'm going to turn it back over to Bill. And Bill, if there's any other questions that you'd like me to address, I sure will. But I am totally excited about this and our partnership, and the fact that we're going a market that is ready for this type of technology.

William Kerby, Chairman and CEO, Next One Interactive Inc.
Steve, thank you very much. Again, we're going to try to cut this off in the next two minutes because of where markets are at today. But I do have half a dozen questions that have been submitted to us. Some of them I really do believe they're having read aloud and try to answer the questions for the people that have written in.

One of the first questions that has come in, and I've been asked this question over and over and over again. But it's coming from a broker who wants to know when we would expect to have the real estate division up and running and what kind of revenues would you expect to have from the short term and long term side of the program? And more specifically, when will it become cash flow positive?

We're not going to make forward-looking statements as to when we are going to be cash flow positive. But Steve, if I could get you to just kind of repaint the overview of what you've given in terms of how you would bring this on and how quickly it can become cash flowing.

Steve Marques, CEO, RealBiz Media
Absolutely Bill. Thank you for that opportunity. One of the things that is important to realize is that it would be easy to take the shotgun approach to marketing which is to open up as many markets as you can, set your sales force in there, and sell, sell, sell. I think we've already tested a few markets. We've had great return on that, the

Vcall
601 Moorefield Park Dr.
Richmond, VA 23236

Phone: 888-301-5399
Fax: 804-327-7554

info@vcall.com
www.vcall.com
www.investorcalendar.com

Washington DC market, the Baltimore market, and the Chicago market. When we pre-launched in February to see if this would be viable we had a nice little back order waiting, pending for the release. So we know that people are interested.

But to actually answer the question in a roundabout way because you're talking about a system we're launching currently into a VOD which is just now launching as itself a viable solution. What you take a look at is that we do a 5 to 10 market release. In a 5 to 10 market release—and let's just maybe explorer that. I know you're trying to keep it down to two minutes, that would be cities like Chicago, Washington, Baltimore, San Francisco, possibly Seattle, and those are the type of markets that are ready and willing to do this. If you took a look at the math and they were 1,000 listings in each city and they'd be five cities. So it's 5,000 listings and the average transaction price is $35. I'll leave everyone up to their own calculator. Given that, and you expand that by about five markets per month, and relatively quickly, you could see within the first year we could be up and cash flowing pretty quickly.

Again, the only caveat is is just opening those cities, getting in and actually pre-selling. Again we have a very large partner that's going to market with us. And as you can see if you use the power of a very large real estate company along with these key individual companies—and I forgot to mention, again, we have direct relationships with ERA and Keller Williams, so we'll do internal marketing. We feel we can affect those 5 to 10 market growths very quickly, Bill.

William Kerby, Chairman and CEO, Next One Interactive Inc.
Okay, thank you Steve. I have the second question that's come in again from a broker. And the broker is out of Canada, and they want to know if I could comment on a previous news release that was done with Buyins.net, whereby it was identified that there was a short position in the company. And, in particular, of interest to them is the fact that they have purchased some stock and they've had failed deliveries.

The only answer I can give to this, at this point in time, is that we're not going to comment on what may or may not be short positions within the company. We are obviously concerned when we hear that brokers phone in and there are failed deliveries that are taking place with our market. And we have contacted our counsel and we will wait and see what their advice is in terms of going forward.

And then I have a final question and I'm going to cut this off because of the fact we've now gone half an hour and I don't want to go any further with this. The question is coming from a gentleman by the name of Darren. Darren, I'm not going to use your last name because I probably will not pronounce it properly. But you've asked three questions. The gist of the questions are, one, have we considered the sale of R&R TV in order to be able to capture some additional funds in the company because you think timing is important. And two, have we gone out and approached any federal government groups with regards to VOD for foreclosed homes.

The answer to the first question, Darren, is that we have not made any decision in terms of selling off R&R TV. We still believe that there will be opportunities for it. But as soon as decisions are made we will announce them. And then second of all, you make a very valid point in terms of the opportunity with the trillions of dollars of foreclosures that take place in the United States over the last couple of years and the need to have a marketing solution to start to liquidate them. And again, true, one of our largest shareholders, Mark, he has made inquiries into government agencies and programs. And once we get our real estate VOD model up and functioning that is a natural course of action to follow.

So with that, I want to cut this off. I want to thank all of the shareholders who have participated in this today. We will have an 8-K with the filings of what has been said today out in the next 24 to 48 hours so that you can review. And hopefully, it's always darkest before the dawn, and that the U.S. economy and the company's fortunes will start to improve. Thank you very much.

Moderator
Thank you. This concludes today's teleconference. Thank you for your participation.

Vcall
601 Moorefield Park Dr.
Richmond, VA 23236

Phone: 888-301-5399
Fax: 804-327-7554

info@vcall.com
www.vcall.com
www.investorcalendar.com